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                             BMC INDUSTRIES, INC. SAVINGS PLAN
                                       1994 REVISION

                              FIRST DECLARATION OF AMENDMENT

Pursuant to the retained power of amendment contained in Section 11.2 of the instrument entitled "BMC Industries, Inc. Savings Plan -- 1994 Revision", the undersigned does hereby amend Section 5.2(C) of such instrument in the following manner:

      "(C) Notwithstanding Subsection (A)-

             (1) Any Participant who has attained age 55 may irrevocably direct the transfer of all or any portion of his or her Matching Contribution Account from the BMC Common Stock Fund to one or more of the investment funds maintained pursuant to Section 5.1 other than the BMC Common Stock Fund in accordance with the Participant's direction then in effect pursuant to Subsection (D) or (E), as the case may be. Each direction must be made in accordance with and is subject to Plan Rules and will be effective as of the first day of the calendar quarter that next follows by at least 30 days (or such shorter period as the Administrator may by uniform rule allow) the date on which the Administrator receives a complete and accurate direction from the Participant in a form prescribed by Plan Rules. The amount transferred will be based on the value of the shares of Company Stock as of the Valuation Date immediately preceding the effective date of the transfer. All Matching Contributions credited to the Participant's Matching Contribution Account after the effective date of such direction will continue to be invested pursuant to Subsection (A)."

             (2) Any Participant who is an Employee and is not eligible to make directions pursuant to Subsection (C)(1) may irrevocably direct the transfer, in five percent increments of up to 25 percent of his or her Matching Contribution Account from the BMC Common Stock Fund to one or more of the investment funds maintained pursuant to Section 5.1 other than the BMC Common Stock Fund in accordance with the Participant's direction then in effect pursuant to Subsection (D) or (E), as the case may be. A Participant may only make an election pursuant to this Subsection (C)(2) if, as of the Valuation Date last preceding the calendar quarter immediately preceding the effective date of such election, the portion of the Participant's Matching Contribution Account invested in the BMC Common Stock Fund equals or exceeds 20 percent of the balance of the Participant's Account. Each direction must be made in accordance with and is subject to Plan Rules and will be effective as of the first day of the calendar quarter that next follows by at least 30 days (or such shorter period as the Administrator may by uniform rule allow) the date on which the Administrator receives a complete and accurate direction from the Participant in a form prescribed by Plan Rules. The amount


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      transferred will be based on the value of the shares of Company Stock as of the Valuation Date immediately preceding the effective date of the transfer. All Matching Contributions credited to the Participant's Matching Contribution Account after the effective date of such direction will continue to be invested pursuant to Subsection (A)."

The foregoing amendment is effective as of April 1, 1996.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers this 29th day of March, 1996.


                                                 BMC INDUSTRIES, INC.


Attest:  /s/ Michael P. Hawks                    By:  /s/ Christine A. Wolff
         ----------------------------                 --------------------------
         Secretary                                    Director of Compensation
                                                      of Benefits



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